FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2004

Global Crossing Limited

(Exact Name of Registrant as Specified in its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-16201	98-0407042
(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street Hamilton, Bermuda	HM12
(Address of Principal Executive Offices)	(Zip Code)

(441) 296-8600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02 Unregistered Sales of Equity Securities

On December 23, 2004, Global Crossing Limited (the “Company”) completed a previously announced recapitalization plan to refinance the Company’s existing indebtedness. The recapitalization plan consisted of the following components:

•	the issuance by the Company of $250 million aggregate principal amount of 4.7% payable-in-kind mandatory convertible notes (the “Convertible Notes”) to subsidiaries of its majority shareholder, Singapore Technologies Telemedia Pte Ltd (“ST Telemedia,” and collectively with its subsidiaries, the “STT Shareholder Group”);

•	the issuance by Global Crossing (UK) Finance Plc, the Company’s financing subsidiary in the United Kingdom (“GCUK Finance”), of (1) $200 million aggregate principal amount of 10.75% dollar-denominated senior secured notes due 2014 and (2) £105 million aggregate principal amount of 11.75% sterling-denominated senior secured notes due 2014 (collectively, the “GCUK Notes”);

•	the entry by GCUK into hedging arrangements with a financial institution in respect of interest payments for the first five years on the dollar-denominated GCUK Notes to hedge against certain effects of dollar/sterling currency fluctuations (the “Currency Hedge”);

•	the repayment by the Company of $75 million principal amount of the $200 million aggregate principal amount of the 11% Senior Secured Notes due 2006 previously issued by a U.S. subsidiary of the Company to a member of the STT Shareholder Group (the “Exit Notes”);

•	the payment of accrued interest on the Exit Notes and on the $125 million bridge loan facility (the “Bridge Loan Facility”) previously made available by a member of the STT Shareholder Group to Global Crossing (UK) Telecommunications Ltd., the Company’s primary operating subsidiary in the United Kingdom and the direct parent of GCUK Finance (“GCUK”); and

•	the issuance by the Company of $250 million of the Convertible Notes in exchange for the acquisition by the Company of the remaining $125 million of Exit Notes and the $125 million Bridge Loan Facility, and the subsequent termination of the Exit Notes and the Bridge Loan Facility.

Attached hereto as Exhibit 99.1 and incorporated by reference is the Company’s press release dated December 23, 2004 relating to the closing of the recapitalization plan.

The following summaries of the Convertible Notes and the GCUK Notes are qualified by reference to (1) the indenture governing the Convertible Notes (including the exhibits thereto), (2) the indenture governing the GCUK Notes, (3) the debenture between GCUK and GCUK Finance in favor of The Bank of New York, as Collateral Agent, with respect to the collateral securing the GCUK Notes and the Currency Hedge, (4) the Security Arrangement Agreement (the “Security Arrangement Agreement”), among The Bank of New York, as Trustee and as Collateral Agent, GCUK, GCUK Finance, affiliates of the STT Shareholder Group and an affiliate of Goldman, Sachs & Co., and (5) the registration rights agreements relating to the GCUK Notes, the Convertible Notes and the common shares of the Company issuable upon conversion of the Convertible Notes. Each of these agreements is attached as an exhibit to this report and is incorporated herein by this reference.

This Current Report on Form 8-K, including the exhibits hereto, contains “forward-looking statements,” as such term is defined in Section 21E of the U.S. Securities Exchange Act of 1934. These

statements set forth anticipated results based on the Company’s management’s plans and assumptions. From time to time, the Company also provides forward-looking statements in other materials that it releases to the public as well as in oral forward-looking statements. These forward-looking statements give the Company’s current expectations or forecasts of future events. They do not relate strictly to historical or current facts. The Company tries, wherever possible, to identify these forward-looking statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and similar expressions in connection with any discussion of future operating or financial performance or strategies.

The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures GCL makes on related subjects. The Company provides a discussion of risks and uncertainties related to the Company’s businesses in Exhibit 99.1 hereto. These are factors that the Company believes, individually or in the aggregate, could cause its actual results to differ materially from expected and historical results. However, it is not possible to predict or identify all such factors. Consequently, the factors set forth in Exhibit 99.1 are not a complete discussion of all potential risks or uncertainties.

The Company cannot guarantee that any forward-looking statement will be realized. the Company’s achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and from those anticipated, estimated or projected.

Convertible Notes

General. The Convertible Notes were issued pursuant to an indenture with Wells Fargo Bank, National Association, as trustee. The trustee is not required to take action to enforce the liens securing the Convertible Notes unless the trustee is furnished with security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in taking such action. The Convertible Notes and the indenture governing the notes are governed by New York law. The Convertible Notes were issued to members of the STT Shareholder Group pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

Maturity and interest. The Convertible Notes will mature on the fourth anniversary of the date of their issuance and bear interest at the rate of 4.7% per annum. The Company will pay interest by issuing additional Convertible Notes with an aggregate principal amount equal to the amount of the interest to be paid. There is no sinking fund.

As described below, the Convertible Notes are convertible into common shares. However, in the event that the Company is unable to deliver common shares upon receiving a notice of conversion from a holder of Convertible Notes as the result of any law, rule or regulation or administrative proclamation or for any other reason (a “Conversion Restriction”), the Company will pay accrued interest on those Convertible Notes at a rate of 11% (calculated retroactively from the issue date) until their redemption, provided that upon a sale or transfer of Convertible Notes by the STT Shareholder Group to any third party, the initial interest rate of 4.7% will be reinstated upon the original terms of the Convertible Notes. If a Conversion Restriction exists on the maturity date, the Company will redeem the Convertible Notes for $250 million, plus accrued interest at 11% (calculated retroactively from the issue date). The Company would also be required to repay the Convertible Notes in cash if the Company were to default on the indenture governing the Convertible Notes.

Ranking. The Convertible Notes are senior in right of payment to all other indebtedness of the Company and its material subsidiaries (other than GCUK and its subsidiaries), except that they are equal in right of payment with one or more working capital facilities of the Company or its subsidiaries in an aggregate principal amount of up to $150 million and a limited amount of other senior indebtedness of the Company and its subsidiaries.

Guarantees. Most of the Company’s existing and future material subsidiaries, except for GCUK and its subsidiaries, guarantee the Convertible Notes.

Security. The Convertible Notes are secured by a lien on substantially all the assets of the Company and its material subsidiaries, except for GCUK’s assets and the assets of its subsidiaries. This lien will be second in priority to liens in favor of any permitted working capital or receivables facilities if and when any such facilities come into existence. The security includes a pledge over the shares of GCUK’s immediate parent company. There can be no assurance that the proceeds from the sale of such collateral in whole or in part following an event of default would be sufficient to satisfy payments due on the Convertible Notes and the guarantees thereof. By its nature, some or all of the collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the collateral can be sold in a short period of time, if saleable.

Operating Restrictions. The indenture governing the Convertible Notes contains covenants and events of default that are customary for high-yield senior notes. These provisions include (1) limitations on the Company’s ability and the ability of its subsidiaries (other than GCUK and its subsidiaries) to incur indebtedness or guarantee other indebtedness; (2) limitations on dividend and other payments to holders of equity and subordinated debt; (3) limitations on investments; (4) limitations on sale and leaseback transactions; (5) limitations on asset sales, consolidations, and mergers; (6) limitations on creating or assuming liens; and (7) limitations on transactions with affiliates. These provisions have limited exceptions, baskets and carve-outs. In particular, the limitation on indebtedness covenant permits the incurrence of (1) up to $150 million in additional debt under one or more working capital or receivables facilities; (2) up to $50 million in purchase money debt or capital lease obligations; (3) up to $50 million of additional indebtedness not otherwise permitted to be incurred; and (4) additional subordinated debt if the Company satisfies the leverage ratio specified in the indenture, although the Company does not expect to satisfy that ratio for the foreseeable future. The Company also does not expect to pay any dividends on common shares in the foreseeable future.

Conversion. The holders of the Convertible Notes have the right to convert them into common shares at any time on or prior to their maturity date. Any Convertible Note that is not converted to common shares prior to the maturity date will convert automatically into common shares on the maturity date.

The number of common shares to be issued upon conversion of the Convertible Notes will be determined by dividing the principal amount so converted (together with any accrued but unpaid interest with respect to such principal amount) by an amount referred to as the “Conversion Price”. The initial Conversion Price will be $18.60. Assuming that all the Convertible Notes are converted into common shares on the maturity date at the Conversion Price of $18.60, the Convertible Notes (including all Convertible Notes issued as interest) will convert into 16.2 million common shares.

The terms of the Convertible Notes contain customary provisions for the adjustment of the Conversion Price in the event that the Company declares a stock dividend or stock split or any recapitalization, reorganization or similar transaction occurs. In addition, if the Company issues or sells common shares or any security convertible or exchangeable into common shares within six months of December 23, 2004 at a price per share that is less than 83.3% of the Conversion Price on December 23, 2004, the number of common shares issuable upon conversion of the Convertible Notes will be determined by the following formula:

S =	(A * (1 – Y))	+	(A * Y)
	B		C

where:

S = the number of common shares issuable upon conversion;

A = the face amount of the Convertible Notes on the date of the new equity issuance;

B = the Conversion Price on the issue date;

C = the new equity price * 120%;

W = the sum of the number of common shares (1) outstanding on date of the issuance or sale of the new equity issuance, (2) issuable upon exercise of all warrants or upon conversion of all preferred stock or debt (including the Convertible Notes) and (3) issuable upon exercise of vested exercisable options;

X = the gross proceeds received by us as the result of such new equity issuance;

Y = X / (Z + X); and

Z = (the weighted-average price of our common shares in the 30-day period prior to the date of the issuance or sale of such new equity issuance) * W.

As a result of the foregoing (the “Anti-Dilution Provisions”), the Conversion Price will be adjusted to equal the face amount of the Convertible Notes on the date of the new equity issuance, divided by S. An adjustment made pursuant to this provision will become effective immediately after the consummation of the issuance or sale of the new equity issuance. The new equity issuance pursuant to which the Conversion Price would be adjusted as described above will be made subject to the approval of the independent members of the ad hoc Finance Committee of the Company’s Board of Directors. Notwithstanding the foregoing, prior to approval of the Anti-Dilution Provisions by the shareholders at a duly convened shareholders meeting, the Conversion Price may not be decreased to less than $15.85 per share, as adjusted for stock splits, stock combinations, mergers, consolidations, spinoffs and other similar changes to the Company’s capital structure. The Company has agreed to hold a shareholders meeting to approve the Anti-Dilution Provisions as soon as practicable and in no event later than March 1, 2005.

In addition to the Anti-Dilution Provisions, if the Company makes a new equity issuance for cash proceeds within two years of the issue date at a price per share less than 83.3% of the Conversion Price on December 23, 2004, then the STT Shareholder Group will have the right (but not the obligation) to participate in such issuance, upon the same terms as the most favorable granted to any other participant in such issuance, such that the STT Shareholder Group’s percentage ownership of the Company is unchanged, calculated to give pro forma effect to such issuance.

Early Redemption. The Convertible Notes will not be redeemable at the Company’s option prior to the occurrence of a Conversion Restriction. After the occurrence of a Conversion Restriction, the Company will have the right to redeem all or any part of the Convertible Notes held by the STT Shareholder Group at a redemption price in cash equal to 100% of the aggregate principal amount of the Convertible Notes redeemed, plus accrued and unpaid interest.

Change of Control. In the event of a change of control, the Company will be obligated to offer to purchase the Convertible Notes at a price equal to 101% of the outstanding principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

Events of Default. The indenture governing the Convertible Notes contains events of default that are customary for high yield securities, including failure to make payments of principal and interest when due, breaches of covenants, cross-default to other indebtedness, bankruptcy, insolvency and unsatisfied judgment defaults. Subject to certain notice and cure periods, the maturity of the Convertible Notes may be accelerated upon the occurrence of an event of default.

Additional Amounts. The Company generally will pay such additional amounts as may be necessary so that the amount received by holders of the Convertible Notes after tax-related withholdings or deductions in relation to the Convertible Notes will not be less than the amount that holders would have received in the absence of the withholding or deduction.

Registration Rights. Pursuant to a registration rights agreement and an amendment to an existing registration rights agreement, each entered into on December 23, 2004, the Company has granted customary registration rights to the STT Shareholder Group in respect of the Convertible Notes and the shares issuable upon conversion of the Convertible Notes.

Subordination of Certain Debt. Loans by GCUK or its subsidiaries to the Company or the Company’s other subsidiaries are required to be subordinated in right of payment to the payment obligations to the holders of the Convertible Notes upon and during the occurrence of an event of default under the indenture governing the Convertible Notes.

Amendments. Subject to certain exceptions, the indenture governing the Convertible Notes may be amended with the consent of the holders of a majority in aggregate principal amount of the Convertible Notes then outstanding, and any past default or compliance with any provisions may also be waived (except a default in the payment of principal or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of each holder of an outstanding note as described in the next sentence) with the consent of the holders of at least a majority in aggregate principal amount of the Convertible Notes then outstanding; provided that the holders of at least 85% in aggregate principal amount then outstanding generally will be required to consent to the release of any substantial portion of collateral that will secure the Convertible Notes. Without the consent of each holder of an outstanding Convertible Note, no amendment may, among other things (1) reduce the amount of Convertible Notes whose holders must consent to an amendment; (2) reduce the rate of or extend the time for payment of interest on any Convertible Note; (3) reduce the principal of, premium on, or extend the maturity of any Convertible Note; or (4) impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Convertible Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Convertible Notes.

In addition, the indenture governing the Convertible Notes provides that the Company and its subsidiaries may not amend, supplement or waive any provision of the indenture governing the GCUK Notes without notice to each holder of the Convertible Notes and the written consent of the holders of not less than a majority in aggregate principal amount of the Convertible Notes then outstanding.

Transfer Restrictions. The Convertible Notes have not been registered under the Securities Act of 1933, as amended, or any other applicable securities laws and are subject to restrictions on transferability and resale.

GCUK Notes

General. The GCUK Notes were issued pursuant to an indenture with The Bank of New York as trustee. The trustee is not required to take action to enforce the liens securing the GCUK Notes unless the trustee is furnished with security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in taking such action. The GCUK Notes and the indenture governing the notes are governed by New York law.

Sales Proceeds and Underwriting Discount. The GCUK Notes, the aggregate principal amount of which was approximately $404 million (currency equivalent) at the time of issuance, were issued for gross proceeds of $398 million (currency equivalent). In addition, GCUK paid fees and expenses relating to the issuance of approximately $10.4 million.

Maturity and Interest Payment Dates. The GCUK Notes will mature on December 15, 2014. Interest is payable in cash semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2005.

Ranking and Guarantee. The GCUK Notes are senior obligations of GCUK Finance and rank equal in right of payment with all of its future senior debt. GCUK has guaranteed the GCUK Notes as a senior obligation ranking equal in right of payment with all of its existing and future senior debt.

Security. The GCUK Notes are secured by certain assets of GCUK and GCUK Finance, including the capital stock of GCUK Finance, but certain material assets of GCUK will not serve as collateral for the GCUK Notes. There can be no assurance that the proceeds from the sale of such collateral in whole or in part following an event of default would be sufficient to satisfy payments due on the GCUK Notes and the guarantee thereof. By its nature, some or all of the collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the collateral can be sold in a short period of time, if saleable. Pursuant to the terms of the Security Arrangement Agreement, the rights of the holders of the GCUK Notes to exercise remedies with respect to the collateral securing the GCUK Notes are significantly limited. Specifically, the Security Arrangement Agreement provides that, until the earlier of (1) repayment in full of the Convertible Notes, and (2) the disposal by the STT Shareholder Group and its affiliates of any and all of their interest in the Convertible Notes, none of the assets of GCUK or any of its subsidiaries may be sold or disposed of pursuant to an enforcement action, unless (1) such sale or disposal is pursuant to a public auction or for fair market value, (2) such sale or disposal is for cash consideration payable at closing, (3) in the case of a sale or disposal of shares in GCUK or any of its subsidiaries, such sale or disposal is of all of the shares in such person held by the relevant obligor, and (4) simultaneously with the receipt in full of the completion monies relating to such sale or disposal, the shares or other assets being sold or otherwise disposed of are unconditionally released and discharged from all liens in favor of the holders of the GCUK Notes.

Currency Hedge. On December 23, 2004, GCUK Finance entered into hedging arrangements with an affiliate of Goldman, Sachs & Co. in respect of the $200 million dollar-denominated GCUK Notes in order to hedge against the effect of dollar/sterling currency fluctuations with respect to the first five years’ interest payments on the notes. In addition, the hedge counterparty has been granted a security interest in the collateral securing the GCUK Notes ranking equally with the security interest of holders of the GCUK Notes. The hedging arrangements are subject to customary ISDA terms, including early termination upon default by GCUK or GCUK Finance. The hedging arrangements are also subject to early termination upon events of default under the indenture governing the GCUK Notes.

Optional Redemption. GCUK Finance may redeem the GCUK Notes, in whole or in part, at any time on or after December 15, 2009 at redemption prices decreasing from 105.375% (for the dollar-denominated notes) or 105.875% (for the pounds sterling-denominated notes) in 2009 to 100% of the principal amount in 2012 and thereafter. At any time before December 15, 2009, GCUK Finance may redeem either or both series of notes, in whole or in part, by paying a “make-whole” premium. GCUK Finance may also redeem up to 35% of the principal amount of either series of notes before December 15, 2007 using the proceeds of certain equity offerings. GCUK Finance may also redeem either or both series of notes, in whole but not in part, upon certain changes in tax laws and regulations.

Change of Control. If GCUK experiences a change of control, each holder of the GCUK Notes will have the right to require GCUK Finance to purchase some or all of the holder’s notes at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest, if any, and additional amounts, if any, to the date of repurchase.

Buy-Out Right. If there is a payment default on or an acceleration of the GCUK Notes or in the case of certain enforcement events, the STT Shareholder Group, for so long as it owns not less than 50% in aggregate principal amount of the Convertible Notes, may, but is not required to, purchase the GCUK Notes from the holders thereof at a price equal to 100% of the principal amount of the GCUK Notes plus accrued and unpaid interest.

Operating Restrictions. The indenture governing the GCUK Notes limits GCUK’s ability to, among other things: (1) incur or guarantee additional indebtedness; (2) pay dividends or make other distributions or repurchase or redeem its stock; (3) make investments or other restricted payments; (4) create liens; (5) enter into certain transactions with affiliates; (6) enter into agreements that restrict the ability of its material subsidiaries to pay dividends; and (7) consolidate, merge or sell all or substantially all of its assets. All of these limitations are subject to a number of important qualifications and exceptions set forth in the indenture.

GCUK serves as a source of funding for the Company and its affiliates, and the Company expects to continue to use GCUK as a source of funding, subject to the covenants in the GCUK Notes and restrictions under English law. Because of losses that GCUK has accumulated, it will not be possible for GCUK to pay dividends to its parent company, an indirect subsidiary of the Company, until such time as these losses have been reduced and thereafter only to the extent of any available profit. Until that time, any funds to be made available by GCUK to the Company and its affiliates will be made through inter-company loans. However, GCUK’s ability to make loans to the Company and its affiliates is restricted by the indenture governing the GCUK Notes.

A loan or a dividend payment by GCUK is considered a “restricted payment” under the indenture governing the GCUK Notes. Such a payment generally is limited to, among other things, 50% of the operating cash flow of GCUK and its subsidiaries. In addition, within 120 days after the end of the period beginning on December 23, 2004 and ending December 31, 2005 and for each 12-month period thereafter, GCUK must offer to purchase a portion of the GCUK Notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the purchase date, with 50% of GCUK’s excess operating cash flow from that period. GCUK may make restricted payments out of its operating cash flow, as well as certain other permissible amounts, only during the ten business days following the consummation of the annual Excess Cash tender offer. In addition, under the terms of the indenture governing the Convertible Notes, loans from GCUK made to the Company or its affiliates are required to be subordinated to the payment of obligations under the Convertible Notes. The terms of any inter-company loan by GCUK to the Company or its affiliates must be agreed by the board of directors of GCUK, including the independent members thereof.

Events of Default. The indenture governing the GCUK Notes contains events of default that are customary for high yield securities, including failure to make payments of principal and interest when due, breaches of covenants, cross-default to other indebtedness, bankruptcy, insolvency and unsatisfied judgment defaults. Subject to certain notice and cure periods, the maturity of the GCUK Notes may be accelerated upon the occurrence of an event of default.

Registration Rights. Pursuant to a registration rights agreement entered into on December 23, 2004, GCUK Finance has granted customary registration rights to permit holders of the GCUK Notes to exchange unregistered notes for publicly registered notes with identical terms.

Transfer Restrictions. The GCUK notes have not been registered under the Securities Act of 1933, as amended, or any other applicable securities laws and are subject to restrictions on transferability and resale.

Amendments. Subject to certain exceptions, the indenture governing the GCUK Notes may be amended with the consent of the holders of a majority in aggregate principal amount of the GCUK Notes then outstanding, except that without the consent of each holder of an outstanding GCUK Note, no amendment may, among other things (1) reduce the amount of GCUK Notes whose holders must consent to an amendment; (2) reduce the rate of or extend the time for payment of interest on any GCUK Note; (3) reduce the principal of, premium on, or extend the maturity of any GCUK Note or change the date on which any GCUK Note may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (4) make any GCUK Notes payable in money other than that stated in the GCUK Notes other than to the extent the United Kingdom adopts the euro; (5) modify or change any provision of the indenture affecting the ranking of the GCUK Notes or any guarantee thereof in a manner which adversely affects the holders of the GCUK Notes; (6) release GCUK from any of its obligations under the guarantee or the indenture otherwise than in accordance with the terms of the indenture; or (7) release all or substantially all of the collateral securing the GCUK Notes.

Transfer Restrictions. The GCUK Notes have not been registered under the Securities Act of 1933, as amended, or any other applicable securities laws and are subject to restrictions on transferability and resale.

Item 9.01(c) Exhibits

Exhibit 4.1	Indenture, dated as of December 23, 2004, by and among Global Crossing Limited (“GCL”), those subsidiaries of GCL parties thereto, including those subsidiaries guaranteeing the notes, and Wells Fargo Bank, National Association, as trustee and agent for the holders of the notes.

Exhibit 4.2	Indenture dated as of December 23, 2004, by and among Global Crossing (UK) Finance Plc, Global Crossing (UK) Telecommunications Ltd., the other subsidiaries of GCUK guaranteeing the notes, STT Communications Ltd., as optionholder, AIB/BNY Fund Management (Ireland) Limited, as Irish paying agent, and The Bank of New York, as trustee.
Exhibit 4.3	Debenture, dated as of December 23, 2004, between GCUK and GCUK Finance, as chargors, in favor of The Bank of New York, as collateral agent.
Exhibit 4.4	Security Arrangement Agreement, dated as of December 23, 2004, by and among STT Communications Ltd., STT Crossing Ltd., STT Hungary Liquidity Management Limited Liability Company, The Bank of New York, as trustee and collateral agent, GCUK, certain of its subsidiaries as obligors and the Hedging Counterparties named therein.
Exhibit 10.1	Amendment No. 1 to Registration Rights Agreement, dated as of December 23, 2004, by and among GCL, STT Crossing Ltd and STT Hungary Liquidity Management Limited Liability Company
Exhibit 10.2	Registration Rights Agreement, dated as of December 23, 2004, by and among GCL, STT Crossing Ltd and STT Hungary Liquidity Management Limited Liability Company
Exhibit 10.3	Exchange and Registration Rights Agreement, dated as of December 23, 2004, by and among Global Crossing (UK) Finance Plc, Global Crossing (UK) Telecommunications Ltd. and Goldman, Sachs & Co.
Exhibit 99.1	Press release of Global Crossing Limited dated December 23, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2004

GLOBAL CROSSING LIMITED

By:	/s/ Mitchell C. Sussis
Name:	Mitchell C. Sussis
Title:	Secretary, Vice President & Deputy General Counsel